Exhibit 99.1

EXL Announces Appointment of Andreas Fibig to Board of Directors

NEW YORK, Jan. 12, 2023 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading global data analytics and digital operations and solutions company, today announced that Andreas Fibig, a seasoned global executive with a strong record of innovation across industries and geographies, has been appointed to EXL’s Board of Directors as an independent director effective Jan. 10, 2023. Fibig will be a member of the Board’s Audit and Nominating and Governance Committees.

“Andreas is a distinguished global business leader with more than 25 years of international health care, pharmaceutical, and consumer industry experience,” said Vikram S. Pandit, Chairman of the Board of EXL. “We look forward to the insights and contributions Andreas will bring to the Board and leadership team as the company executes on its growth strategy.”

EXL Vice Chairman and Chief Executive Officer Rohit Kapoor said, “We are delighted to welcome Andreas to our Board of Directors. His years of experience leading large global organizations will provide us with valuable insight and perspective as we rapidly scale EXL into the dominant global player in analytics and digital operations. Andreas also brings a unique combination of experience in international markets along with a deep understanding of U.S. business, which will benefit EXL as we continue our geographic expansion, particularly in Europe.”

“I’m truly excited to join the EXL Board at this stage in the company’s journey,” said Fibig. “EXL’s transformation to a data-led analytics and digital operations company has resulted in remarkable growth and significant improvement in profitability. I look forward to working with the Board and management team to help the company continue its growth trajectory as well as create sustainable competitive advantage through its digital strategy. I am also honored to be part of an organization that focuses on sustainability as part of its enterprise strategy, and I’m excited to help further those efforts.”

Fibig spent 10 years with International Flavors & Fragrances (NYSE: IFF), an industry leader in food ingredients, beverage, scent, health care and biosciences, including seven years as Chairman and CEO. There, he established a record of driving strong growth as well as leading the company through significant transformation, including the integration of DuPont Nutrition & Biosciences following a merger. Prior to that, he served as president and chairman of the board of management for Bayer Health Care Pharmaceuticals, where he was the chief executive responsible for Bayer’s global health care and pharmaceutical business. He currently serves on the board of Novo-Nordisk A/S (NYSE: NVO), where he is an independent director and member of the Research and Development Committee. He also serves as a director of Indigo Agriculture and EvodiaBio, which are private companies. He previously served on the board of Bunge Limited, a leading global agribusiness and food company.

About EXL

EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 43,100 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of COVID-19 pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

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+1 703-598-0980

keith.little@exlservice.com

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John Kristoff

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IR@exlservice.com